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LIFE PARTNERS HOLDINGS, INC.
ANNOUNCES QUARTERLY DIVIDEND

Waco, TX (February 19, 2007) - Life Partners Holdings, Inc. (NASDAQ CM: LPHI), announced today that it will pay a five-cent per share quarterly dividend to shareholders of record as of March 1, 2007 to be paid on or about March 15, 2007.

LPHI Chairman Brian Pardo commented, “We are proud to continue providing our shareholders with a competitive dividend yield. This will be our twenty-first consecutive quarterly dividend.”

About the company: Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, known as “life settlements.” Since its inception, Life Partners has generated a total business volume of almost $700 million in face value of policies for its worldwide client base of over 15,000 high net worth individuals and institutions.

Visit our website at: www.lphi.com

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-KSB. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com